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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                           TYCO APPOINTS JOHN A. KROL,
          FORMER CHAIRMAN AND CEO OF E.I. DUPONT, TO BOARD OF DIRECTORS

PEMBROKE, BERMUDA - AUGUST 6, 2002 - Tyco International Ltd. (NYSE - TYC, BSX-TYC, LSE-TYI) today announced that the Company has appointed John A. Krol, the former Chairman and Chief Executive of E.I. du Pont de Nemours & Company, to Tyco's Board of Directors.

Ed Breen, the newly appointed Chairman and CEO of Tyco, said, "Jack Krol personifies the highest standards of corporate leadership. He has an international reputation not only for his intellect and business skills but also for his honesty and integrity. I have committed Tyco to establishing the best corporate governance practices, while also building our businesses for our shareholders, employees and customers. As a new member of our Board of Directors and a valued advisor to me and our management team, Jack Krol will be a key figure in helping achieve both of those goals. I have the greatest respect and admiration for Jack's many accomplishments over the years and welcome him to the Board."

Mr. Krol, 65, joined E.I. du Pont de Nemours & Company in 1963 as a chemist, working his way up through the company to senior management positions, and was appointed Vice Chairman of the company in 1992 and Chairman and CEO in 1998. E.I. du Pont Nemours is a global research and technology-based company serving worldwide markets, including food and nutrition, health care, agriculture, fashion and apparel, home and construction, electronics and transportation.

Mr. Krol also serves on the Board of Directors for Ace Ltd., Armstrong Holdings, Inc., MeadWestvaco Corporation, Milliken & Company and Molecular Circuitry, Inc.

ABOUT TYCO INTERNATIONAL LTD.

Tyco International Ltd. is a diversified manufacturing and service company. Tyco is the world's largest manufacturer and servicer of electrical and electronic components; the world's largest designer, manufacturer, installer and servicer of undersea telecommunications systems; the world's largest manufacturer, installer and provider of fire protection systems and electronic security services; and the world's largest manufacturer of specialty valves. Tyco also holds strong leadership positions in disposable medical products and plastics and adhesives. Tyco operates in more than 100 countries and had fiscal 2001 revenues from continuing operations of approximately $34 billion.

FORWARD LOOKING STATEMENTS

This release contains certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially

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from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results.

Economic, business, competitive and/or regulatory factors affecting Tyco's businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements.

More detailed information about these and other factors is set forth in Tyco's Annual Report on Form 10-K for the fiscal year ended September 30, 2001, and in Tyco's Quarterly Report on Form 10-Q, as amended, for the quarter ended March 31, 2002. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

                                      # # #

Contact:       Walter Montgomery (Media)
               212-424-1314

               Kathy Manning (Investors)
               603-778-9700

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